UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2017

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2017, the Compensation Committee of Cypress Semiconductor Corporation (the “Company”) approved the issuance of certain service-based and performance-based restricted stock units to certain executive officers, including the Company’s Chief Executive Officer (Hassane El-Khoury), Executive Chairman (Raymond Bingham), Chief Financial Officer (Thad Trent), and Executive Vice President, Operations & Technology (Dana C. Nazarian).

2017 Performance-based Restricted Stock (“PARS”) Program

On March 16, 2017, the Committee set the milestones under which participants are eligible to earn PARS shares under the 2017 PARS Program, with approximately 55% based on performance milestones and approximately 45% based on service milestones.  There are six components to the grants under the program: (i) debt leverage milestones, (ii) profit before tax (“PBT”) milestones, (iii) strategic initiatives milestones, (iv) gross margin milestones, (v) revenue growth milestones, and (vi) service-based milestones.

For the performance-based components of the PARS grants (debt leverage, PBT, strategic initiatives, gross margin and revenue growth), a participant is eligible to receive performance-based shares if he satisfies the applicable vesting and performance criteria approved by the Committee and may receive up to 200% of the performance target depending on the level of performance achieved.  For the service-based component of the PARS grants, a participant is eligible to earn 100% of his targeted service-based shares if he remains an employee in good standing of the Company through the applicable vesting date.

The table below shows the total number of shares underlying the awards pertaining to each component; for the performance-based components of the PARS grants, the amounts shown below are the target amount.

PARS Participant	Debt leverage	PBT	Strategic Initiatives	Gross Margin	Revenue Growth	Service Based (1)	Total
Hassane El-Khoury	31,710	47,565	15,855	31,710	63,420	158,577	348,837
Thad Trent	11,499	17,248	5,749	11,499	22,998	57,507	126,500
Dana C. Nazarian	9,408	14,112	4,704	9,408	18,816	47,052	103,500

(1)         Two-thirds of the service-based awards are scheduled to vest on February 1, 2019 (nearly two years following the grant date) and the remaining one-third are scheduled to vest on February 3, 2020 (nearly three years following the grant date).

The 2017 PARS Program complements PARS grants from prior years, which prior grants include various performance-based milestones, including achievement of total stockholder return, earnings per share, and gross margin milestones.

Executive Chairman

On March 16, 2017, Mr. Bingham was awarded a service-based award of 232,558 restricted stock units. This grant vests quarterly in equal installments over a period of three years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2017	CYPRESS SEMICONDUCTOR CORPORATION

	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration and Chief Financial Officer